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                                                                   EXHIBIT 99.01
The St Joe Company
Supplemental Calculation of Selected Consolidated Financial data
(Dollars in thousands)
The following table calculates EBDDT (Gross), EBDDT (Net) and EBITDA (Gross) and EBITDA (Net)


                                           06/30/98  06/30/97
                                           --------  --------
Net income                                   15,530    19,224
----------                                 --------  --------
Plus:
-----
Depreciation and amortization                17,476    14,689
-----------------------------              --------  --------
Deferred taxes                                5,717     7,095
--------------                             --------  --------
Less:
-----
Gain on sales of other assets                  (532)   (3,098)
-----------------------------              --------  --------
EBDDT - Gross                                38,191    37,910
-------------                              --------  --------
Less minority interest % of FECI
--------------------------------           --------  --------
Depreciation                                 (6,191)   (5,464)
------------                               --------  --------
Deferred taxes                                 (278)      (70)
--------------                             --------  --------
Gain on sales of other assets                   219       612
-----------------------------              --------  --------
EBDDT - Net                                  31,941    32,988
-----------                                --------  --------
Income from continuing operations
---------------------------------          --------  --------
before income taxes and minority interest    43,177    48,670
-----------------------------------------  --------  --------
Add back:
---------
Depreciation and amortization                17,476    14,689
-----------------------------              --------  --------
Interest expense                                143       241
----------------                           --------  --------
Less:
-----
Gain on sales of other assets                  (532)   (3,098)
-----------------------------              --------  --------
EBITDA - Gross                               60,264    60,502
--------------                             --------  --------
Less minority interest % of FECI
--------------------------------           --------  --------
Income before income taxes                  (14,155)  (12,671)
--------------------------                 --------  --------
Depreciation and amortization                (6,191)   (5,464)
-----------------------------              --------  --------
Interest expense                                (66)     (111)
----------------                           --------  --------
Gain on sales of other assets                   219       612
-----------------------------              --------  --------
EBITDA - Net                                 40,071    42,868
------------                               --------  --------